Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Vapor Corp. on Form S-8 (File No. 333-188888) of our report dated February 26, 2014 with respect to our audits of the consolidated financial statements of Vapor Corp. as of December 31, 2013 and 2012 and for the years then ended, which report is included in this Annual Report on Form 10-K of Vapor Corp. for the year ended December 31, 2013.

/s/ Marcum LLP

Marcum LLP

New York, NY

February 26, 2014